UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On October 2, 2018, Basic Energy Services, Inc. (the “Company”) completed its previously announced offering (the “Offering”) of $300,000,000 aggregate principal amount of its 10.75% Senior Secured Notes due 2023 (the “Notes”). The Notes were issued under and are governed by an indenture, dated as of October 2, 2018 (the “Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”), and UMB Bank, N.A. as Trustee and Collateral Agent (the “Trustee”). The Notes will initially be jointly and severally, fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Guarantors and will be secured by first priority liens on substantially all of the Company’s and the Guarantors’ assets, other than accounts receivable, inventory and certain related assets.

The Indenture contains covenants that limit the ability of the Company and certain subsidiaries to:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions to our stockholders;

•	repurchase or redeem capital stock or subordinated indebtedness and certain refinancings thereof;

•	make certain investments;

•	incur liens;

•	enter into certain types of transactions with affiliates;

•	limit dividends or other payments by restricted subsidiaries to the Company; and

•	sell assets or consolidate or merge with or into other companies.

These limitations are subject to a number of important qualifications and exceptions.

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately.

At any time on or prior to October 15, 2020, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 110.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with an amount of cash not greater than the net proceeds from certain equity offerings. At any time prior to October 15, 2020, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem all or a part of the Notes at any time on or after October 15, 2020, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date.

The Company may redeem all, but not less than all, of the notes in connection with a company sale transaction, at a redemption price of 105.375% of principal for a company sale that occurs on or after April 15, 2019 and on or before October 15, 2019, or 108.063% of principal amount for a company sale that occurs after October 15, 2019 and before October 15, 2020, in each case plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences a change of control, the Company may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

The Notes and the Guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future unsubordinated indebtedness, effectively senior to all of the Company’s and the

Guarantors’ existing and future indebtedness to the extent of the value of the collateral securing the Notes but junior to other indebtedness that is secured by liens on assets other than collateral for the Notes to the extent of the value of such assets, and senior to all of the Company’s and the Guarantors’ future subordinated indebtedness.

Pursuant to a collateral rights agreement, the Notes and Guarantees will be secured by first priority liens, subject to limited exceptions, on the collateral securing the Notes, consisting of substantially all of the property and assets now owned or hereafter acquired by the Company and the Guarantors, except for certain excluded property described in the Indenture.

The foregoing description of the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Indenture, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Note Security Agreement

On October 2, 2018, the Company, the Guarantors and UMB Bank, N.A., as the collateral agent under the Indenture entered into a Security Agreement (the “Note Security Agreement”). The collateral under the Note Security Agreement includes (each as defined therein): (a) all Equipment, all Fixtures related to Material Real Property, all Intellectual Property, all Collateral Accounts; (b) all Investment Property (including Pledged Equity), all Commercial Tort Claims, all Documents, all General Intangibles, all Instruments and all Letter of Credit Rights, in each case, not constituting ABL Collateral; (c) all Records relating to the foregoing and any and all accessions to, substitutions for and replacements of the foregoing; and (d) all Proceeds, Supporting Obligations and products of the foregoing, and all collateral security and guarantees given by any person with respect to any of the foregoing.

The foregoing description of the Note Security Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Note Security Agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

ABL Credit Agreement

On October 2, 2018, the Company replaced its existing Credit and Security Agreement, dated as of September 29, 2017 (as amended, restated, or otherwise modified, the “Prior ABL Credit Agreement”) among Basic Energy Receivables, LLC, as borrower, Basic Energy Services, L.P., as initial servicer, the Company, as performance guarantor, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders party thereto (collectively, the “Prior ABL Lenders”), by entering into an ABL Credit Agreement (the “ABL Credit Agreement”) among the Company, as borrower (in such capacity, the “Borrower”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), swing line lender and letter of credit issuer, UBS Securities LLC, as syndication agent, PNC Bank National Association, as documentation agent and letter of credit issuer, and the other lenders from time to time party thereto (collectively, the “New ABL Lenders”). Pursuant to the ABL Credit Agreement, the New ABL Lenders have extended to the Borrower a revolving credit facility in the maximum aggregate principal amount of $150 million, subject to borrowing base capacity (the “ABL Facility”). The ABL Facility includes borrowing capacity for letters of credit of up to $50 million in the aggregate, and for borrowings on same-day notice under swingline loans subject to a sublimit of the lesser of (a) $15 million and (b) the aggregate commitments of the New ABL Lenders. The ABL Facility also provides capacity for base rate protective advances up to $10 million at the discretion of the Administrative Agent and provisions relating to overadvances.

Borrowings under the ABL Facility bear interest at a rate per annum equal to an applicable rate, plus, at Borrower’s option, either (a) a base rate or (b) a LIBO rate. The applicable rate is fixed from the closing date to April 1, 2019. After April 1, 2019, the applicable rate is determined by reference to the average daily availability as a percentage of the borrowing base during the fiscal quarter immediately preceding such applicable quarter.

In addition to paying interest on outstanding principal under the ABL Facility, the Borrower is required to pay customary commitment and letter of credit fees.

Principal amounts outstanding under the ABL Facility will be due and payable in full on the maturity date, which is five years from the closing of the facility; provided that if the Notes have not been redeemed by July 3, 2023, then the maturity date shall be July 3, 2023.

Substantially all of the domestic subsidiaries of the company guarantee the borrowings under the ABL Facility, and Borrower guarantees the payment and performance by each specified loan party of its obligations under its guaranty with respect to swap obligations. All obligations under the ABL Facility and the related guarantees are secured by a perfected first-priority security interest in substantially all accounts receivable, inventory, and certain other assets, not including equity interests.

The ABL Credit Agreement provides a trigger that (a) commencing on the day that (i) an Event of Default (as defined under the ABL Credit Agreement) occurs, or (ii) Availability (as defined under the ABL Credit Agreement) is less than the greater of (x) 12.5% of the Borrowing Base (as defined under the ABL Credit Agreement) or (y) $18,750,000, and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has at all times during such period exceeded the greater of (i) 12.5% of the Borrowing Base or (ii) $18,750,000, the Administrative Agent may elect to implement cash dominion in certain special accounts over which the Administrative Agent has exclusive control for withdrawal purposes.

The ABL Credit Agreement also provides a trigger that (a) commencing on the day that Availability is less than the greater of (x) 12.5% of the Borrowing or (y) $18,750,000, and (b) continuing until, during each of the preceding 30 consecutive days, Availability has at all times during such period exceeded the greater of 12.5% of the Borrowing Base or $18,750,000, a consolidated fixed charge coverage ratio covenant will spring into effect until the end of such trigger period.

The ABL Credit Agreement contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to asset-based senior credit facilities. The ABL Credit Agreement provides a covenant that each of the Loan Parties (as defined in the ABL Credit Agreement) must be able to incur the full amount of the Aggregate Commitments (as defined in the ABL Credit Agreement) and Obligations (as defined in the ABL Credit Agreement) as “permitted debt” under the Indenture with an additional ten percent (10%) available thereunder for increases in the Aggregate Commitments (as defined in the ABL Credit Agreement) (and the ability to incur liens securing the same). In addition, the ABL Facility contains various restrictive covenants that may limit the Company’s ability to:

•	incur additional indebtedness;

•	incur liens;

•	make investments;

•	enter into mergers and similar transactions;

•	make or declare dividends;

•	sell assets;

•	engage in any material line of business changes;

•	amend, modify, or change the Notes, the Senior Notes Documents (as defined in the ABL Credit Agreement), and any scheduled indebtedness, subject to certain exceptions); and

•	engage in certain other transactions.

These limitations are subject to a number of important qualifications and exceptions.

Upon an Event of Default (as defined in the ABL Credit Agreement), the Administrative Agent shall, at the request of, or may, with the consent of, two or more unaffiliated lenders holding more than 50% of total outstanding amounts and aggregate unused commitments, (i) terminate the commitments of the New ABL Lenders, (ii) declare the outstanding principal amount of all outstanding loans (including accrued and unpaid interest and other owed amounts) due and payable, (iii) require cash collateralization of letter of credit obligations, and (iv) exercise all rights and remedies available to the Administrative Agent or the New ABL Lenders under the ABL Facility or applicable law.

The foregoing description of the ABL Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the ABL Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ABL Security Agreement

On October 2, 2018, the Company, the debtors named therein and the Administrative Agent entered into a Security Agreement (the “ABL Security Agreement”). The collateral under the ABL Security Agreement includes (each as defined therein): (a) all Receivables (including unbilled accounts but excluding Accounts arising solely from the sale, assignment or other disposition of Senior Notes Collateral), all Contracts, all Chattel Paper, all Inventory, all Specified ABL Collateral, all Deposit Accounts (other than Excluded Accounts), all Securities Accounts and Commodity Accounts (other than Securities Accounts and Commodity Accounts that contain only the identifiable Proceeds of Senior Notes Collateral); (b) all Records relating to the foregoing and any and all accessions to, substitutions for and replacements of the foregoing; and (c) all Proceeds and Supporting Obligations of the foregoing.

The foregoing description of the ABL Security Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the ABL Security Agreement, a copy of which is being filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On October 2, 2018, in connection with the closing of the Offering, the Prior ABL Agreement was terminated. The outstanding debt pursuant to the Prior ABL Agreement was repaid with the proceeds of the Offering, the lender commitments under the Prior ABL Agreement were terminated and the outstanding liabilities with respect to obligations under the Prior ABL Agreement were released and discharged.

Additionally, on October 2, 2018, using the proceeds of the Offering, the Company also repaid its outstanding debt (including accrued interest) under that certain Amended and Restated Term Loan Agreement, dated as of December 23, 2016, among the Company, as the borrower, U.S. Bank National Association, as administrative agent, and the lenders party thereto (as amended, restated, or otherwise modified, the “Term Loan Agreement”) and terminated the Term Loan Agreement. The term loan repayment was made prior to the maturity date defined in the Term Loan Agreement, and the Company incurred repayment penalties of approximately $17.5 million associated with the term loan repayment.

The initial purchasers of the Notes in the Offering (the “Initial Purchasers”) and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the Initial Purchasers and their respective affiliates have, from time to time, engaged in, and may in the future engage in, various investment banking, financial advisory services and other commercial dealings in the ordinary course of business with us for which they have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Initial Purchasers or their affiliates that have a lending relationship with the Company hedge their credit exposure to the Company consistent with their customary risk management policies. Typically, such Initial Purchasers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Company securities, including potentially the Notes offered pursuant to the Offering. Any such short positions could adversely affect future trading prices of the Notes offered pursuant to the Offering. Affiliates of certain Initial Purchasers are lenders under the Company’s asset-based receivables facility and, accordingly, will receive a portion of the net proceeds of the Offering. As of June 30, 2018, the Company had total capital leases of approximately $85.3 million, approximately $13.2 million of which were with Banc of America Leasing & Capital, LLC, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. One of the Prior ABL Lenders, UBS AG, Stamford Branch, is a lender under the ABL Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On October 3, 2018, the Company issued a press release announcing that it had closed the Offering of the Notes in a private placement not registered under the Securities Act. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 2, 2018, by and among Basic Energy Services, Inc., the subsidiary guarantors party thereto and UMB Bank, N.A., as trustee and collateral agent.

4.2	Form of 10.75% Senior Secured Note due 2023 (included as Exhibit A in Exhibit 4.1).

10.1	ABL Credit Agreement, dated as of October 2, 2018, among Basic Energy Services, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, UBS Securities LLC, as syndication agent, PNC Bank National Association, as documentation agent and an L/C issuer, and the other lenders from time to time party thereto.

10.2	Security Agreement, dated as of October 2, 2018, among Basic Energy Services, Inc., as Borrower, the other Debtors party thereto, and UMB Bank, N.A., as administrative agent.

10.3	Security Agreement, dated as of October 2, 2018, among Basic Energy Services, Inc., as Borrower, the other Debtors party thereto, and Bank of America, N.A., as administrative agent.

99.1	Press Release dated October 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: October 5, 2018	By:	/s/ T.M. “Roe” Patterson
T.M. “Roe” Patterson
President and Chief Executive Officer